As filed with the Securities and Exchange Commission on May 24, 2002
                                                         Registration No. 333-
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ARAMARK CORPORATION
            (Exact name of Registrant as specified in its charter)

          Delaware                                      23-3086414
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                                 ARAMARK Tower
                               1101 Market Place
                       Philadelphia, Pennsylvania 19107
                                 (215) 238-3000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

       ARAMARK Uniform and Career Apparel Group Retirement Savings Plan
                           (Full title of the Plan)

                         The Corporation Trust Company
                              1209 Orange Street
                          Wilmington, Delaware 19801
                                (302) 658-7581
   (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)


                                  Copies to:

      Bart J. Colli, Esq.                            Arthur D. Robinson, Esq.
      ARAMARK Corporation                           Simpson Thacher & Bartlett
         ARAMARK Tower                                 425 Lexington Avenue
      1101 Market Street                             New York, New York 10017
Philadelphia, Pennsylvania 19107                          (212) 455-2000
        (215) 238-3000

                        CALCULATION OF REGISTRATION FEE

================================================================ ============ =================== =================== =============

                                                                  Amount to    Proposed Maximum    Proposed Maximum    Amount of
                                                                     be         Offering Price        Aggregate       Registration
             Title of Securities to be Registered                Registered       Per Share         Offering Price        Fee
---------------------------------------------------------------- ------------ ------------------- ------------------- -------------

Class A-1, Class B-1 and Class B Common Stock, each $0.01          475,000         $25.855(c)       $12,281,125.00     $1,129.86
   par value per share(a)(b)...............................        shares
================================================================ ============ =================== =================== =============

(a) Associated with each share of Class A-1, Class B-1, and Class B Common Stock is the right to purchase one share of Series C Preferred Stock pursuant to a rights agreement. Preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate an additional filing fee.

(b) Based on an estimate of the number of shares that will be purchased pursuant to the ARAMARK Uniform and Career Apparel Group Retirement Savings Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall include an indeterminate amount of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the ARAMARK Uniform and Career Apparel Group Retirement Savings Plan.

(c) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee for the shares of Class A-1, Class B-1 and Class B common stock have been computed on the basis of the average of the high and low prices of a share of Class B common stock reported on the New York Stock Exchange composite tape on May 20, 2002.

                                    PART I

     All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by ARAMARK Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     1.   Our Annual Report on Form 10-K for fiscal year ended September 28,
          2001;

     2. Our Proxy Statement for the Annual Meeting of Stockholders held on February 12, 2002, filed on January 9, 2002;

     3. Our Quarterly Reports on Form 10-Q for the quarters ended December 28, 2001 and March 29, 2002;

     4. Our Current Reports on Form 8-K, filed on December 10, 2001, January 22, 2002 and April 19, 2002; and

     5. The descriptions of the Company's share capital contained in the Company's Registration Statements on Form 8-A filed with the Commission under Section 12(g) and Section 12(b) of the Exchange Act on November 15, 2001 and on December 5, 2001, respectively, (File No. 000-33349 and File No. 001-16807), including any amendment or report filed for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The shares of Class A-1 and Class B-1 and the right to purchase one share of Series C Preferred Stock associated with each share of Class A-1 and Class B-1 Common Stock are registered under Section 12(g) of the Exchange Act. The shares of Class B Common Stock and the right to purchase one share of Series C Preferred Stock associated with each share of Class B Common Stock are registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties.

Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

     o    for breach of duty of loyalty;

     o for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law (unlawful dividends); or

     o for transactions from which the director derived improper personal benefit.

     Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

     The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.

     We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

     None.

Item 8.  Exhibits

     3.1    Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration
            Statement on Form S-1 filed with the Commission on November
            1, 2001, pursuant to the Securities Act (Registration No.
            333-65226).
     3.2    Bylaws of the Company are incorporated by reference to
            Exhibit 3.3 to the Company's Registration Statement on Form
            S-3 filed with the Commission on March 27, 2002, pursuant to the Securities Act (Registration No. 333-85050).
     5.1    Opinion of Simpson Thacher & Bartlett (consent included therein).
     5.2    Undertaking Regarding Status of Determination Letter that
            the ARAMARK Uniform and Career Apparel Group Retirement Savings
            Plan is qualified under Section 401 of the Internal Revenue Code.
            The Company has submitted the Plan, including amendments
            thereto, to the Internal Revenue Service (the "IRS") in a
            timely manner and has made or will make all changes required by the IRS in order to continue to qualify the Plan.
     23     Consent of Arthur Andersen LLP.
     24     Powers of Attorney (included on page II-4).

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

(a) (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 24, 2002.

                                          ARAMARK CORPORATION


                                          By  /s/ L. Frederick Sutherland
                                            ------------------------------
                                            Name:  L. Frederick Sutherland
                                            Title: Executive Vice President and
                                                   Chief Financial Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below hereby appoints Joseph Neubauer, L. Frederick Sutherland, Bart J. Colli and Susan Goldy, and each of them, as his true and lawful agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to the within registration statement, including post-effective amendments, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

               Name                           Title                    Date
               ----                           -----                    ----

/s/ Joseph Neubauer               Chairman and Director          May 24, 2002
------------------------------    (Principal Executive Officer)
    Joseph Neubauer

/s/ L. Frederick Sutherland       Executive Vice President,      May 24, 2002
------------------------------    Chief Financial Officer
    L. Frederick Sutherland       (Principal Financial Officer)


/s/ John M. Lafferty              Senior Vice President,         May 24, 2002
------------------------------    Controller and Chief
    John M. Lafferty              Accounting Officer (Principal
                                  Accounting Officer)


/s/ Lawrence T. Babbio, Jr.       Director                       May 24, 2002
------------------------------
    Lawrence T. Babbio, Jr.

               Name                     Title                        Date
               ----                     -----                        ----

/s/ Patricia C. Barron                 Director                  May 24, 2002
--------------------------------
    Patricia C. Barron

/s/ Robert J. Callander                Director                  May 24, 2002
--------------------------------
    Robert J. Callander

/s/ Leonard S. Coleman, Jr.            Director                  May 24, 2002
--------------------------------
    Leonard S. Coleman, Jr.

/s/ Ronald R. Davenport                Director                  May 24, 2002
--------------------------------
    Ronald R. Davenport

/s/ Thomas H. Kean                     Director                  May 24, 2002
--------------------------------
    Thomas H. Kean

/s/ James E. Ksansnak                  Director                  May 24, 2002
--------------------------------
    James E. Ksansnak

/s/ James E. Preston                   Director                  May 24, 2002
--------------------------------
    James E. Preston

/s/ Karl M. von der Heyden             Director                  May 24, 2002
--------------------------------
    Karl M. von der Heyden

                               INDEX TO EXHIBITS

     Exhibit
     Number                            Description

     3.1                  Certificate of Incorporation of the Company is
                          incorporated by reference to Exhibit 3.1 to the
                          Company's Registration Statement on Form S-1
                          filed with the Commission on November 1, 2001,
                          pursuant to the Securities Act (Registration
                          No. 333-65226).
     3.2                  Bylaws of the Company are incorporated by
                          reference to Exhibit 3.3 to the Company's
                          Registration Statement on Form S-3 filed with
                          the Commission on March 27, 2002, pursuant to
                          the Securities Act (Registration No.
                          333-85050).
     5.1                  Opinion of Simpson Thacher & Bartlett (consent
                          included therein).
     5.2                  Undertaking Regarding Status of Determination Letter
                          that the ARAMARK Uniform and Career Apparel Group
                          Retirement Savings Plan is qualified under Section
                          401 of the Internal Revenue Code. The Company has
                          submitted the Plan, including amendments thereto,
                          to the Internal Revenue Service (the "IRS") in a
                          timely manner and has made or will make all changes
                          required by the IRS in order to continue to
                          qualify the Plan.
     23                   Consent of Arthur Andersen LLP.
     24                   Powers of Attorney (included on page II-4).